Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K for the period ending December 31, 2014 of Stockbridge/SBE Investment Company, LLC (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Terrence E. Fancher, Chief Executive Officer of the Company, and Gabriel Frumusanu, Vice President of Finance of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terrence E. Fancher
Terrence E. Fancher
Chief Executive Officer (Principal Executive Officer) March 31, 2015

/s/ Gabriel Frumusanu
Gabriel Frumusanu
Vice President of Finance (Principal Financial Officer) March 31, 2015